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                                                    HOMELAND BANKSHARES CORPORATION                                    EXHIBIT 11

                                            STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
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                                                                  THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                   SEPTEMBER 30,
                                                             -----------------------------    ----------------------------
                                                                  1995            1994            1995           1994
                                                                  ----            ----            ----           ----
    NET INCOME:                                              $  3,642,227    $  3,143,532     $  9,951,532    $  9,042,707
                                                              ============    ============    ============    ============


    PRIMARY EARNINGS PER SHARE:

         Weighted average shares outstanding                    5,738,713       5,738,713        5,738,713       5,718,946

         Net effect of the assumed exercise of stock
             options based on the treasury stock
             method using average market price                      9,130           4,382            3,175          10,495
                                                              ------------    ------------    ------------    ------------
                                                                5,747,843       5,743,095        5,741,888       5,729,441
                                                              ============    ============    ============    ============

         Primary earnings per share                          $        .63    $        .55     $       1.73    $       1.58
                                                              ============    ============    ============    ============




    FULLY DILUTED EARNINGS PER SHARE:

         Weighted average shares outstanding                    5,738,713       5,738,713        5,738,713       5,718,946

         Net effect of the assumed exercise of stock
             options based on the treasury stock
             method using average market price or
             market price at the end of the period,
             whichever is higher                                   15,738           4,382            6,544          10,495
                                                              ------------    ------------    ------------    ------------
                                                                5,754,451       5,743,095        5,745,257       5,729,441
                                                              ============    ============    ============    ============

         Fully diluted earnings per share                    $        .63    $        .55     $       1.73    $       1.58
                                                              ============    ============    ============    ============

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